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[GATX LETTERHEAD]


                                 Prospectus Supplement No. 3  Rule 424(b)(2)
                                                              File No. 333-11358
                                 Dated:    July 25, 2000


                                  $515,000,000

                            GATX CAPITAL CORPORATION

                          Medium Term Notes, Series G
                      With Maturities from Nine Months to
                        Fifteen Years from Date of Issue



Original Issue Date:    July 27, 2000                   Floating Rate Notes XX

Original Issue Price:   Par                             Fixed Rate Notes

Total Amount OID:       $100,000,000                    Book Entry Notes XX

Initial Accrual Period OID:                             Certificated Notes

Maturity Date:        August 1, 2002                    CUSIP Number: 36144T CV7

Applicable Only to Fixed Rate Notes:

  Interest Rate:

Applicable Only to Floating Rate Notes:

  Interest Rate Basis:

  Commercial Paper Rate:                  Maximum Interest Rate:

  __ Federal Funds Rate:                  Minimum Interest Rate:

  __ Treasury Rate:                       Interest Reset Date:  Same as payments

  XX LIBOR                                Interest Reset Period:  Quarterly


  Interest Payment Date(s):  1st day of November, February, May, August

  Initial Interest Rate:  7.715%          Interest Payment Period:  Quarterly

  Index Maturity:                         Calculation Date:  Two business days
                                          prior to payment

  Spread (plus or minus) + 100 bps        Calculation Agent: Chase Manhattan
                                          Bank

Redemption at Option of Holder: Yes ___ No XXX          Redemption Date:  N/A

Redemption at Option of Company: Yes ___ No XXX         Redemption Price:  N/A


The Note may be deemed at the option of the Holder on or after the Redemption Date and at the redemption prices indicated on this Pricing Supplement, in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $1,000), together with interest on the Note payable to the Redemption Date, on notice given to the Trustee and the Company at least 60 days prior to the Redemption Date.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Prospectus. The preceding description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes set forth in the Prospectus, to which description reference is hereby made.